Exhibit 10.1

AGREEMENT FOR PURCHASE AND SALE OF SHARES

THIS AGREEMENT is entered into as of the      day of August, 2006, between Telzuit Medical Technologies, Inc., 5422 Carrier Drive, Suite 306, Orlando, Florida 32819, (hereinafter the “Purchaser) and Todd LaVelle (hereinafter “LaVelle”), 2197 Canton Road, Suite 107, Marietta, Georgia 30066, and Mike Evertsen (hereinafter “Evertsen”), 2197 Canton Road, Suite 107, Marietta, Georgia (when referred to collectively in this agreement LaVelle and Evertsen are hereinafter the “Sellers”).

RECITALS

A. LaVelle is the owner of 100% of the issued and outstanding shares of capital stock of Cedars Diagnostic Labs, Inc., a Florida Corporation, (hereinafter “Cedars”) and 50% of the issued and outstanding shares of capital stock of Atlantic Ultrasound, Inc., a Delaware Corporation (hereinafter “Atlantic”) (when referred to collectively in this agreement Atlantic and Cedars are the “Companies”).

B. Evertsen is the owner of 50% of the issued and outstanding shares of capital stock of Atlantic.

C. The Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, 100% of the issued and outstanding shares of capital stock of the Companies.

THEREFORE, in consideration of the mutual promises and conditions herein contained, the parties agree as follows:

AGREEMENT

1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Sellers agree to sell, transfer and assign to the Purchaser, and the Purchaser agrees to purchase, at the Closing, as hereinafter defined, (a) Fifty (50) shares of Common Stock, no par value, of Atlantic from LaVelle and fifty (50) shares of common stock, no par value, from Evertsen, such shares constituting all of the issued and outstanding capital stock of Atlantic, (b) (i) One Thousand (1,000) shares of Common Stock, par value $.01 per share, of Cedars from LaVelle, such shares constituting all of the issued and outstanding capital stock of Cedars (collectively, the stock referenced in (a) and (b) above are referred to herein as the “Shares”). At the Closing, the Sellers shall deliver to the Purchaser a certificate or certificates evidencing the Shares in form ready for transfer and duly endorsed to the Purchaser. At the Closing, and from time to time thereafter, the Sellers shall execute and deliver such other documents and instruments, and take such other actions, as the Purchaser may reasonably request, in order more fully vest in the Purchaser and perfect his title to (x) all right, title and interest in and to the Shares and (y) any and all other right, title and interest, claim or demand of any kind which the Sellers may have in, to, or upon any of the properties, assets or businesses of the Companies.

2. Election under Section 338(h)(10) of the Internal Revenue Code. At the Purchaser’s election, the Purchaser and the Sellers shall file an election under § 338(h)(1) of the Internal Revenue Code, which shall permit the Purchaser, for tax purposes, to treat the acquisition of the Shares as if the Purchaser had acquired the assets of the Companies.

3. Purchase Price and Payment. At the Closing, the Purchaser will pay the aggregate purchase price for the Shares as follows:

a. $644,255.00 of the purchase price shall be paid by a bank’s cashier’s or certified check, or via wire transfer, at the Closing on the date of Closing.

b. Purchaser shall deliver or transfer to the Sellers, in the aggregate, 88,853 shares of its common stock registered for resale pursuant to its SB-2 Registration Statement.

Contemporaneous with the Closing, Cedars shall pay from the proceeds of the closing the following inter-company payables: (i) $17,200 to PDS Image Holdings, LLC, (ii) $14,878 to Blue Medical Supply, Inc., and (iii) $12,177 Marietta Diagnostic Center, LLC (the “Affiliate Payments”). Other than the Affiliate Payments, all other accounts payables owed to affiliates shall be deemed cancelled and satisfied. After payment of the Affiliate Payments referenced above, the aggregate liabilities of the Companies (inclusive of equipment financing, equipment leases and trade payables) shall not exceed $187,656.

4. Intentionally deleted.

5. Representations and Warranties by the Sellers as to Atlantic. The Sellers represent and warrant to the Purchaser, concerning Atlantic, as follows:

a. Title to the Shares. The Sellers have good, absolute, and marketable title to all of the issued and outstanding shares of capital stock of Atlantic free and clear of all liens, claims, encumbrances and restrictions of every kind. The Sellers have the complete and unrestricted right, power and authority to sell, transfer and assign the Shares pursuant to this Agreement. The delivery of the Shares to the Purchaser, as herein contemplated, will vest in the Purchaser good, absolute and marketable title to all of the Shares, free and clear of all liens, claims, encumbrances and restrictions of every kind.

b. Organization. Atlantic is a duly organized and validly existing Florida corporation in good standing, with all requisite corporate power and authority to carry on its businesses as presently conducted. Atlantic is duly qualified as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary. Atlantic has no subsidiaries and has no direct or indirect interest in any other firm, corporation or business enterprise.

c. Capitalization and long-term indebtedness of Atlantic.

(i) Atlantic is authorized by its Articles of Incorporation to issue 1500 shares of Common Stock, no par value, 100 of which are duly and validly issued and outstanding, fully paid, and nonassessable. Atlantic has no authority to issue any other capital stock or other securities.

(ii) The Sellers will deliver to the Purchaser upon request of Purchaser true copies of all instruments relating to Atlantic’s long-and short-term indebtedness. Atlantic is not now in default or violation of any provision of its outstanding long-term or short-term indebtedness.

(iii) There are no outstanding options, contracts, commitments, warranties, agreements or other rights of any character affecting or relating in any manner to the issuance of Atlantic’s capital stock or other securities, or entitling anyone to acquire Atlantic’s capital stock or other securities.

d. Financial Statements. The Sellers have furnished the Purchaser with a balance sheet for Atlantic as of July 31, 2006 (the “2006 Atlantic Balance Sheet”) and a balance sheet for Atlantic as of February 28, 2005 and the related statements of income and retained earnings. The financial statements (i) are in accordance with the books and records of Atlantic; (ii) fairly present the financial conditions of Atlantic as of such dates and the results of its operations for the periods therein specified; and (iii) except as otherwise disclosed in the schedules attached hereto, accurately reflect all contracts and commitments of Atlantic. The 2006 Atlantic Balance Sheet discloses all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) of Atlantic at the 2006 Atlantic Balance Sheet date (except such debts, liabilities and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles) and included appropriate reserves for all taxes and other liabilities accrued or due at such dates but not yet payable.

e. Present Status. Since the date of the 2006 Atlantic Balance Sheet date, Atlantic has not; incurred any obligations or liabilities, absolute, accrued, contingent or otherwise, except current liabilities in the ordinary course of its businesses; discharged or satisfied any liens or encumbrances, or paid any obligations or liabilities, except current Atlantic Balance Sheet liabilities and current liabilities incurred, in each case, since the 2006 Atlantic Balance Sheet date in the ordinary course of its business; declared or made any shareholder payment or distribution or purchased or redeemed any of its securities or agreed to do so; mortgaged, pledged or subjected to lien, encumbrance or charge any of its assets; canceled any debt or claim; sold or transferred any assets except sales from inventory in the ordinary course of its business; suffered any damage, destruction or loss (whether or not covered by insurance) materially affecting its properties, business or prospects; waived any rights of substantial value; nor entered into any transactions other than in the ordinary course of its business.

f. Tax Returns and Audits. Atlantic has duly filed all federal, state and local tax returns required to be filed by it and has paid all federal, state and local taxes required to be paid with respect to the periods covered by such returns. Atlantic is not currently delinquent in the payment of any tax, assessment or governmental charge. Atlantic has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the statute of limitations on the assessment or collection of any tax. Atlantic’s federal and state tax returns are not now being audited by the Internal Revenue Service nor does Atlantic have any knowledge of any intention by the Internal Revenue Service or the State of Florida to conduct such audit. Atlantic has paid all federal, state and local taxes accrued prior to the date of the Closing.

g. Litigation. There are no legal actions, suits, arbitrations, or other legal, administrative or other governmental proceedings pending or threatened against Atlantic, its properties, assets or businesses; and neither the Sellers nor Atlantic are aware of any facts which, to their knowledge, might result in any such action, suit, arbitration or other proceeding.

h. Compliance with the Law and Other Instruments. The business and operations of Atlantic have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect Atlantic or its properties, assets, business or prospects. Performance of this Agreement will not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of Atlantic under any arrangement, agreement or other instrument to which Atlantic or the Sellers are a party or by which Atlantic or the Sellers are bound or affected, and will not violate the Articles of Incorporation, as amended, or the Bylaws of Atlantic. Atlantic is not in violation of its Articles of Incorporation, as amended, its Bylaws, or of any indebtedness, mortgage, contract, lease or other agreement or commitment.

i. Title to Property and Assets. Atlantic has good, absolute and marketable title to all owned properties and assets, other than equipment identified as leased or financed equipment on Schedule 5(j) below, including without limitation those reflected in the 2006 Atlantic Balance Sheet and those used or located on property controlled by Atlantic in its business, subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which are disclosed on the 2006 Atlantic Balance Sheet as securing specified liabilities, or are disclosed in the Schedule of Assets referred to in subparagraph (5j) hereof. All the equipment of Atlantic is in operating condition, reasonable wear and tear expected. Atlantic has not been threatened with any action or proceeding under any building or zoning ordinance, regulation or law.

j. Schedule of Assets. The Sellers have delivered to the Purchaser a separate Schedule of Assets, specifically referring to this paragraph, containing:

(i) A true and complete legal description of all real properties owned and held by Atlantic, if any;

(ii) A true and complete legal description of all real properties in which Atlantic has a leasehold interest, together with a description of each indenture, lease, sublease or other instrument under which Atlantic claims or holds such leasehold interest. Atlantic has good and valuable leasehold interests in such properties, and all such instruments are in effect and enforceable according to their respective terms;

(iii) A true and complete list of all patents, patent applications, patent licenses, trademarks, trademark registrations and applications therefore, trade names, copyrights and copyright registrations and applications therefore, and any Food and Drug Administration approvals (hereinafter “FDA Approvals”) owned or granted to Atlantic are listed on Schedule 5(j)(iii).

(iv) A true and complete list of all contracts between Atlantic and any insurance companies whereby Atlantic has agreed to provide medical services to insureds of the insurance company and the insurance company has agreed that it will pay for services performed for its insureds by Atlantic (hereinafter “Atlantic Provider Contracts”) are listed on Schedule 5(j)(iv).

(v) A true and complete list of all services provided by Atlantic for which Medicare has approved Atlantic as a provider and for which Medicare will pay Atlantic when such services are provided by Atlantic for individuals participating in a Medicare plan are listed on Schedule 5(j)(v).

(vi) A complete schedule of all fire and other casualty and liability policies of Atlantic in effect on the date of this Agreement.

(vii) A complete schedule of all machinery and equipment, automobiles, trucks, vans, or other vehicles, tools, furniture, leasehold improvements, fixtures, customer deposits, utility deposits, equipment deposits, lease deposits or other deposits, and all other tangible personal property of every kind and nature owned or used in or necessary for the operation of the business are listed on Schedule 5(j)(vii).

k. Atlantic Provider Contracts. To the best of the Sellers’ knowledge and belief, all of the Atlantic Provider Contracts listed in the Schedule of Assets referred to in Paragraph (5j), above, remain in full force and effect. Atlantic has in all respects performed all obligations required to be performed to date and is not in material default in any respect under any of the Atlantic Provider Contracts, and the insurance companies that are parties to the Atlantic Provider Contracts are in material compliance therewith and are not in material default thereunder. Furthermore the change in ownership of Atlantic, contemplated by this Agreement, will not result in the cancellation or termination of the Atlantic Provider Contracts.

l. Medicare Approvals. To the best of the Sellers’ knowledge and belief, the Medicare approvals Atlantic has received for its services listed in the Schedule of Assets referred to in Paragraph (5j), subject only to the filing of a change of ownership form, will remain valid and effective. Atlantic remains a Medicare provider of those services and Medicare will pay Atlantic for those services when provided to an individual participating in a Medicare plan. Furthermore, to the best of the Sellers’ knowledge and belief, the change in ownership of Atlantic, contemplated by this Agreement, will require the filing of a change of ownership form but will not result in the cancellation, termination or withdrawal of the Medicare approvals listed in Atlantic’s Schedule of Assets. Atlantic is not in material default, in any respect, on any obligations it may have to Medicare as a provider of services to individuals participating in a Medicare plan.

m. Patents Trademarks and FDA Approvals. Atlantic has FDA Approvals necessary in the conduct of its business. Atlantic has received no notice of any claim that it is infringing upon or otherwise acting adversely to the rights of any person under, or in respect to, any copyrights, trademarks, trademark rights, patents, patent rights or licenses owned by any person or persons, and there is no such claim or pending or threatened action with respect thereto. Atlantic has maintained any required FDA approvals, if any, and the transaction contemplated by this Agreement will not affect these FDA Approvals. Atlantic is not obligated to pay any royalties or fees to any licensee or other claimant for any patent, trademark, trade name, copyright or other intangible asset. Atlantic has the unrestricted right to use (free and clear of any rights or claims of others) all trade secrets, customer lists, manufacturing and other processes incident to the manufacture, use or sale of any and all products presently sold by it.

n. Contracts. Except as set forth on Schedule 5(n) attached hereto, Atlantic is not a party to, or otherwise bound by, any: written or oral contract not made in the ordinary course of business; employment or consultant contract not terminable at will without cost or other liability; labor union contract; bonus, pension, profit sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar employee benefits plan; real or personal property lease, as lessor or lessee; advertising or public relations contract; purchase, supply or service contract in excess of $500 each, or which is not terminable without cost or expense on less than thirty (30) days’ notice; mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt or any other agreement or arrangement whereby any of the assets or properties of Atlantic are subject to a lien, encumbrance, charge or other restriction; license agreement, whether as licensee or licensor; contract or agreement involving any expenditure by Atlantic of more than $500; contract or agreement which is not terminable by Atlantic on more than thirty (30) days’ notice. To the best of the Sellers’ knowledge and belief, Atlantic has in all respects performed all obligations required to be performed to date and is not in material default in any respect under any of the contracts, agreements, leases, documents or other commitments to which it is a party or otherwise bound or affected. All parties having contracts with Atlantic are in material compliance therewith and are not in material default thereunder.

o. Compensation of Officers and Others. Since the 2006 Atlantic Balance Sheet date, there has not been any change in any compensation, commission, bonus or other remuneration payable to any officer, director, agent, employee or consultant of Atlantic, except for increases in the ordinary course of business consistent with prior practice.

p. Inventories. The inventories of Atlantic which are reflected in the 2006 Atlantic Balance Sheet and all inventory items which have been acquired since the 2006 Atlantic Balance Sheet date consist of goods of such quality and in such quantities as are salable in the ordinary course of its business with normal markup at prevailing market prices. Such inventories were determined at the lower of cost or market. Since the 2006 Atlantic Balance Sheet date, Atlantic has continued to replenish its inventories in a normal and customary manner consistent with prior and prudent practice prevailing in its business.

q. Records. The respective books of account and minute books of Atlantic are correct, and reflect those transactions involving its business which properly should have been set forth in such books.

r. Absence of certain Changes or Events. Since the 2006 Atlantic Balance Sheet date, there has not been any change in or any event or condition (financial or otherwise) affecting the properties, assets, liabilities, operations or prospects of Atlantic other than changes in the ordinary course of its businesses, none of which has (either when taken by itself or when taken in conjunction with all other changes) been materially adverse.

s. Costs. Neither Atlantic nor the Sellers will be obligated in any way for any commission, fee, other remuneration to any finder, dealer or the like employed by the Purchaser in connection with this Agreement or its negotiation, execution or performance.

t. Accounts Receivable. All of the accounts receivable of Atlantic are reflected on the 2006 Atlantic Balance Sheet and all of its accounts receivable which are reflection on the 2006 Atlantic Balance Sheet or have arisen since the Atlantic Balance Sheet date (except such accounts receivable as have been collected since the Atlantic Balance Sheet date) are valid and to the best of the Sellers’ knowledge, are enforceable claims.

u. Purchase Commitments and Outstanding Bids. No purchase commitments of Atlantic are in excess of normal, ordinary and usual requirements of its business, or were made at any price in excess of the then current market price, or contain terms and conditions more onerous than those usual and customary in the industry.

v. Insurance Policies. There are in full force all policies of fire, liability and other forms of insurance described in the Schedule of Assets referred to in subparagraph j of this Paragraph 5. Such policies are in amounts and against such losses and risks as are generally maintained by comparable businesses.

w. Disclosure. No representation or warranty by the Sellers in this Agreement or in any writing furnished or to be furnished pursuant hereto contains or will contain any untrue statement of a material fact, or omit or will omit to state any material fact required to make the statements herein or therein contained not misleading.

6. Representations and Warranties by LaVelle as to Cedars. LaVelle represents and warrant to the Purchaser, concerning Cedars, as follows:

a. Title to the Shares. LaVelle has good, absolute, and marketable title to all of the issued and outstanding shares of capital stock of Cedars free and clear of all liens, claims, encumbrances and restrictions of every kind. LaVelle has the complete and unrestricted right, power and authority to sell, transfer and assign the Shares pursuant to this Agreement. The delivery of the Shares to the Purchaser, as herein contemplated, will vest in the Purchaser good, absolute and marketable title to all of the Shares, free and clear of all liens, claims, encumbrances and restrictions of every kind.

b. Organization. Cedars is a duly organized and validly existing Florida corporation in good standing, with all requisite corporate power and authority to carry on its businesses as presently conducted. Cedars is duly qualified as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary. Cedars has no subsidiaries and has no direct or indirect interest in any other firm, corporation or business enterprise.

c. Capitalization and long-term indebtedness of Cedars.

(i) Cedars is authorized by its Articles of Incorporation, to issue 100,000 shares of Common Stock, par value $.01 per share, 1,000 of which are duly and validly issued and outstanding, fully paid, and nonassessable. Cedars has no authority to issue any other capital stock or other securities.

(ii) LaVelle will deliver to the Purchaser upon request of Purchaser true copies of all instruments relating to Cedars’ long-and short-term indebtedness. Cedars is not in any default or violation of any provisions of its outstanding long-term or short-term indebtedness.

(iv) There are no outstanding options, contracts, commitments, warranties, agreements or other rights of any character affecting or relating in any manner to the issuance of Cedars’ capital stock or other securities, or entitling anyone to acquire Cedars’ capital stock or other securities.

d. Financial Statements. LaVelle has furnished the Purchaser with a balance sheet for Cedars as of July 31, 2006 (the “2006 Cedars Balance Sheet”) and Cedars Balance Sheet for Cedars as of December 31, 2004 and the related statement of income and retained earnings for the year ended 2004, prepared by Goldman and Co., Certified Public Accountants. The financial statements for Cedars (i) are in accordance with the books and records of Cedars; (ii) fairly present the financial conditions of Cedars as of such dates and the results of its operations for the periods therein specified, and (iii) and (iii) except as otherwise disclosed in the schedules attached hereto, accurately reflect all contracts and commitments of Atlantic. The 2006 Cedars Balance Sheet discloses all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) of Cedars at the 2006 Cedars Balance Sheet date (except such debts, liabilities and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles) and included appropriate reserves for all taxes and other liabilities accrued or due at such dates but not yet payable.

e. Present Status. Since the 2006 Cedars Balance Sheet date, Cedars has not; incurred any obligations or liabilities, absolute, accrued, contingent or otherwise, except current liabilities in the ordinary course of its businesses; discharged or satisfied any liens or encumbrances, or paid any obligations or liabilities, except current 2006 Cedars Balance Sheet liabilities and current liabilities incurred, in each case, since the 2006 Cedars Balance Sheet date in the ordinary course of its business; declared or made any shareholder payment or distribution or purchased or redeemed any of its securities or agreed to do so; mortgaged, pledged or subjected to lien, encumbrance or charge any of its assets; canceled any debt or claim; sold or transferred any assets except sales from inventory in the ordinary course of its business; suffered any damage, destruction or loss (whether or not covered by insurance) materially affecting its properties, business or prospects; waived any rights of substantial value; nor entered into any transactions other than in the ordinary course of its business.

f. Tax Returns and Audits. Cedars has duly filed all federal, state and local tax returns required to be filed by it and has paid all federal, state and local taxes required to be paid with respect to the periods covered by such returns. Cedars is not now delinquent in the payment of any tax, assessment or governmental charge. Cedars has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the statute of limitations on the assessment or collection of any tax. Cedars’ federal and state tax returns are not now being audited by the Internal Revenue Service nor does Cedars have any knowledge of any intention by the Internal Revenue Service or the State of Florida to conduct such audit. Cedars has paid all federal, state and local taxes accrued prior to the Closing Date.

g. Litigation. There are no legal actions, suits, arbitrations, or other legal, administrative or other governmental proceedings pending or threatened against Cedars, its properties, assets or businesses; and neither LaVelle nor Cedars are aware of any facts which, to their knowledge, might result in any such action, suit, arbitration or other proceeding.

h. Compliance with the Law and Other Instruments. The business and operations of Cedars have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect Cedars or its properties, assets, business or prospects. Performance of this Agreement will not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of Cedars under any arrangement, agreement or other instrument to which Cedars or LaVelle are a party or by which Cedars or LaVelle are bound or affected, and will not violate the Articles of Incorporation, as amended, or the Bylaws of Cedars. Cedars is not in violation of its Articles of Incorporation, as amended, its Bylaws, or of any indebtedness, mortgage, contract, lease or other agreement or commitment.

i. Title to Property and Assets. Cedars has good, absolute and marketable title to all owned properties and assets, other than equipment identified as leased equipment on Schedule 6(j) below, including without limitation those reflected in the 2006 Cedars Balance Sheet and those used or located on property controlled by Cedars in its business, subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which are disclosed on the 2006 Cedars Balance Sheet as securing specified liabilities, or are disclosed in the Schedule of Assets referred to in subparagraph (6j) hereof. All the equipment of Cedars is in good condition and repair, reasonable wear and tear expected. Cedars has not been threatened with any action or proceeding under any building or zoning ordinance, regulation or law.

j. Schedule of Assets. LaVelle has delivered to the Purchaser a separate Schedule of Assets, specifically referring to this paragraph, containing:

(i) A true and complete legal description of all real properties owned and held by Cedars;

(ii) A true and complete legal description of all real properties in which Cedars has a leasehold interest, together with a description of each indenture, lease, sublease or other instrument under which Cedars claims or holds such leasehold interest. Cedars has good and valuable leasehold interests in such properties, and all such instruments are in effect and enforceable according to their respective terms;

(iii) A true and complete list of all patents, patent applications, patent licenses, trademarks, trademark registrations and applications therefore, trade names, copyrights and copyright registrations and applications therefore, and any Food and Drug Administration approvals (hereinafter “FDA Approvals”) owned or granted to Cedars are listed on Schedule 6(j)(iii).

(iv) A true and complete list of all contracts between Cedars and any insurance companies whereby Cedars has agreed to provide medical services to insureds of the insurance company and the insurance company has agreed that it will pay for services performed for its insureds by Cedars (hereinafter “Cedars Provider Contracts”) are listed on Schedule 6(j)(iv).

(v) A true and complete list of all services provided by Cedars for which Medicare has approved Cedars as a provider and for which Medicare will pay Cedars when such services are provided by Cedars for individuals participating in a Medicare plan are listed on Schedule 6(j)(v).

(vi) A complete schedule of all fire and other casualty and liability policies of Cedars in effect on the date of this Agreement.

(vii) A complete schedule of all machinery and equipment, automobiles, trucks, vans, or other vehicles, tools, furniture, leasehold improvements, fixtures, customer deposits, utility deposits, equipment deposits, lease deposits or other deposits, and all other tangible personal property of every kind and nature owned or used in or necessary for the operation of the Business are listed on Schedule 6(j)(vii).

Cedars Provider Contracts. All of the Cedars Provider Contracts listed in the Schedule of Assets referred to in Paragraph (6j), above, remain in full force and effect. Cedars has in all respects performed all obligations required to be performed to date and is not in material default in any respect under any of the Cedars Provider Contracts, and the insurance companies that are parties to the Cedars Provider Contracts are in material compliance therewith and are not in material default thereunder. Furthermore, the change in ownership of Cedars, contemplated by this Agreement, will not result in the cancellation or termination of the Cedars Provider Contracts.

k. Medicare Approvals. The Medicare approvals Cedars has received for its services listed in the Schedule of Assets referred to in Paragraph (6j) subject only to the filing of a change of ownership form will remain valid and effective. Cedars remains a Medicare provider of those services and Medicare will pay Cedars for those services when provided to an individual participating in a Medicare plan. Furthermore, the change in ownership of Cedars, contemplated by this Agreement, will require the filing of a change of ownership form but will not result in the cancellation, termination or withdrawal of the Medicare approvals listed in Cedar’s Schedule of Assets. Cedars is not in material default, in any respect, on any obligations it may have to Medicare as a provider of services to individuals participating in a Medicare plan.

l. Patents Trademarks and FDA Approvals. Cedars has FDA Approvals necessary in the conduct of its business. Cedars has received no notice of any claim that it is infringing upon or otherwise acting adversely to the rights of any person under, or in respect to, any copyrights, trademarks, trademark rights, patents, patent rights or licenses owned by any person or persons and there is no such claim or pending or threatened action with respect thereto. Cedars has maintained any required FDA approvals, if any, and the transaction contemplated by this Agreement will not affect these FDA Approvals. Cedars is not obligated to pay any royalties or fees to any licensee or other claimant for any patent, trademark, trade name, copyright or other intangible asset. Cedars has the unrestricted right to use (free and clear of any rights or claims of others) all trade secrets, customer lists, manufacturing and other processes incident to the manufacture, use or sale of any and all products presently sold by it.

m. Contracts. Except as set forth on Schedule 6(m) attached hereto, Cedars is not a party to, or otherwise bound by, any: written or oral contract not made in the ordinary course of business; employment or consultant contract not terminable at will without cost or other liability; labor union contract; bonus, pension, profit sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar employee benefits plan; real or personal property lease, as lessor or lessee; advertising or public relations contract; purchase, supply or service contract in excess of $500 each, or which is not terminable without cost or expense on less than thirty (30) days’ notice; mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt or any other agreement or arrangement whereby any of the assets or properties of Cedars are subject to a lien, encumbrance, charge or other restriction; license agreement, whether as licensee or licensor; contract or agreement involving any expenditure by Cedars of more than $500; contract or agreement which is not terminable by Cedars on more than thirty (30) days’ notice. Cedars has in all respects performed all obligations required to be performed to date and is not in material default in any respect under any of the contracts, agreements, leases, documents or other commitments to which it is a party or otherwise bound or affected. All parties having contracts with Cedars are in material compliance therewith and are not in material default thereunder.

o. Compensation of Officers and Others. Since the 2006 Cedars Balance Sheet date, there has not been any change in any compensation, commission, bonus or other remuneration payable to any officer, director, agent, employee or consultant of Cedars, except for increases in the ordinary course of business consistent with prior practice.

p. Inventories. The inventories of Cedars which are reflected in the 2006 Cedars Balance Sheet and all inventory items which have been acquired since the 2006 Cedars Balance Sheet date consist of goods of such quality and in such quantities as are salable in the ordinary course of its business with normal markup at prevailing market prices. Such inventories were determined at the lower of cost or market. Since the 2006 Cedars Balance Sheet date, Cedars has continued to replenish its inventories in a normal and customary manner consistent with prior and prudent practice prevailing in its business.

q. Records. The respective books of account and minute books of Cedars are correct, and reflect those transactions involving its business which properly should have been set forth in such books.

r. Absence of certain Changes or Events. Since the 2006 Cedars Balance Sheet date, there has not been any change in or any event or condition (financial or otherwise) affecting the properties, assets, liabilities, operations or prospects of Cedars other than changes in the ordinary course of its businesses, none of which has (either when taken by itself or when taken in conjunction with all other changes) been materially adverse.

s. Costs. Neither Cedars nor LaVelle will be obligated in any way for any commission, fee, other remuneration to any finder, dealer or the like employed by the Purchaser in connection with this Agreement or its negotiation, execution or performance.

t. Accounts Receivable. All of the accounts receivable of Cedars are reflected on the 2006 Cedars Balance Sheet and all of its accounts receivable which are reflected on the 2006 Cedars Balance Sheet or have arisen since the 2006 Cedars Balance Sheet date (except such accounts receivable as have been collected since the 2006 Cedars Balance Sheet date) are valid and, to the extent of LaVelle’s knowledge, are enforceable claims.

u. Purchase Commitments and Outstanding Bids. No purchase commitments of Cedars are in excess of normal, ordinary and usual requirements of its business, or were made at any price in excess of the then current market price, or contain terms and conditions more onerous than those usual and customary in the industry.

v. Insurance Policies. There are in full force all policies of fire, liability and other forms of insurance described in the Schedule of Assets referred to in subparagraph j of this Paragraph 5. Such policies are in amounts and against such losses and risks as are generally maintained by comparable businesses.

w. Disclosure. No representation or warranty by LaVelle in this Agreement or in any writing furnished or to be furnished pursuant hereto contains or will contain any untrue statement of a material fact, or omit or will omit to state any material fact required to make the statements herein or therein contained not misleading.

7. Representations and Warranties By Purchaser. The Purchaser represents and warrants to the Sellers that it is authorized, by appropriate action of its directors, to enter into this Agreement and to consummate all the transactions contemplated by the Agreement including, without limitation, the issuance of its shares of common stock referred to in subparagraph (3)(b) hereof and that no shareholder approval is required.

8. Actions of the Companies Pending Closing. The Sellers agree that from the date hereof through the Closing Date:

a. Operations. Unless the Purchaser consents in writing to the contrary, the Sellers will cause the Companies to operate only in the ordinary course of their businesses; and to not enter into any transaction or perform any act which would constitute a breach of the representations, warranties or agreements contained herein.

b. Access to Records. The Sellers will cause the Companies to afford the Purchaser access, during normal business hours, to all of their business operations, properties, books, files and records and will cooperate in the Purchaser’s examination thereof. No such examination, however, shall constitute a waiver or relinquishment by the Purchaser of his right to rely upon the Sellers’ covenants, representations and warranties as made herein or pursuant hereto. Except as and to the extent required by law, the Purchaser will not disclose or use and will direct its representatives not to disclose or use to the detriment of the Companies or the Sellers, any Confidential Information (as defined below) with respect to the Companies or the Sellers furnished, or to be furnished, by either the Companies or the Sellers or their respective representatives to the Purchaser or its representatives at any time or in any manner other than in connection with its evaluation of the transaction proposed in this letter. Notwithstanding the foregoing, the Sellers agree and acknowledge that the Purchaser may file an 8-K under the Securities Exchange Act, as amended, disclosing the terms of this transaction, attach this Agreement to the 8-K, and issue a press release announcing that it has entered into this Agreement. For purposes of this Paragraph, “Confidential Information” means any information about the Companies or the Sellers stamped “confidential” or identified in writing as such to the Purchaser by the Companies or the Sellers promptly following its disclosure, unless (a) such information is already known to the Purchaser or its representatives or to others not bound by a duty of confidentiality at the time of its disclosure or if such information becomes publicly available through no fault of the Purchaser or its representatives; (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the possible acquisition; or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon the written request of the Companies or the Sellers, the Purchaser will promptly return to the Companies or the Sellers or destroy any Confidential Information in its possession and certify in writing to the Companies and the Sellers that it has done so.

c. Compliance. The Sellers will cause the Companies and their officers and employees to comply with all applicable provisions of this Agreement.

d. Exclusive Dealing.

(i) Neither the Companies nor the Sellers will, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Companies, their assets or businesses, in whole or in part, or the shares of their capital stock, whether directly or indirectly, through purchase, merger, consolidation or otherwise; and

(ii) Either the Companies or the Sellers will, as the case may be, immediately notify the Purchaser regarding any contact between the Companies, the Sellers or their respective representatives and any other person regarding any such offer or proposal or any related inquiry.

9. Conditions Precedent to Obligations of Purchaser. Unless waived, in whole or in part, in writing by the Purchaser, the obligations of the Purchaser hereunder are subject to the fulfillment prior to or at the Closing, of each of the following conditions:

a. No Material Errors. The representations and warranties of both Sellers, as to Atlantic, in Paragraph 5, hereof, and of LaVelle, as to Cedars, in Paragraph 6, hereof, shall be deemed to have been made again on the Closing Date and then be true and correct, subject to any changes contemplated by this Agreement. The Sellers shall have performed all of the obligations to be performed by them hereunder on or prior to the Closing Date.

b. Certificate of Officers. The Companies shall have delivered to the Purchaser a certificate dated on the Closing Date, executed by their Presidents and Secretaries, certifying that the conditions specified in subparagraphs (a), (c) and (e) of this Paragraph 9 have been fulfilled, and the representations and warranties are true and correct.

c. Resignation of Directors and Officers. The Sellers shall have delivered to the Purchaser the written resignations of the directors and officers of the Companies.

d. Intentionally deleted.

e. Intentionally deleted.

f. Covenant Not to Compete. The Sellers shall enter into a Non-Competition Agreement in form reasonably satisfactory to the Purchaser providing, among other matters, for five years following the Closing Date, he will not, directly or indirectly, within the State of Florida, enter into or engage generally in direct competition with the Companies in the business of medical imaging, either as a partner or joint venturer, or as an employee or agent for any person, or as an officer, director, shareholder or otherwise. Not withstanding the foregoing, the agreement shall not restrict the rights of the Sellers to engage in the business of selling medical supplies.

g. Consents. The Purchasers shall have obtained all necessary consents to the change in ownership.

h. Employment Related Compensation. Intentionally deleted.

i. Completion of Audit. The Purchaser, at its expense, may cause the Companies financial statements to be audited. The closing will be contingent upon the Purchaser’s receipt of audited financial statements.

j. Other Matters. All corporate and other proceedings and action taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to the Purchaser and his counsel.

10. Nature and Survival of Representations and Warranties. All statements of fact contained in any memorandum, certificate, instrument or other document delivered by or on behalf of the Sellers for information or reliance pursuant to this Agreement shall be deemed representations and warranties by the Sellers under this Agreement. All representations and warranties of the parties shall survive the Closing and all inspections, examinations or audits on behalf of the parties shall expire two years following the Closing Date.

11. Indemnification. The Sellers hereby agree to indemnify and hold harmless the Purchaser against, and in respect of, actual damages (as hereinafter defined). Damages, as used herein, shall include any claim, action, demand, loss, cost, expense, liability (joint or several), penalty and other damage, including without limitation, reasonable counsel fees reasonably required and other costs and expenses actually incurred in investigation or in attempting to avoid same or oppose imposition thereof or in enforcing this indemnity, resulting to Purchaser from any misrepresentation made by Sellers in this Agreement, breach of any warranties made by the Sellers in this Agreement, or breach or default in the performance by the Sellers of any of the obligations to be performed by it hereunder. Notwithstanding the scope of the Sellers’ representations and warranties herein, or of any individual representation or warranty, or any disclosure to the Purchaser, herein or pursuant hereto, or the definition of damages contained in the preceding sentence, or the Purchaser’s knowledge of any fact or facts at or prior to the Closing, damages shall also include: all debts, liabilities and obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) of the Companies on the 2006 Cedars Balance Sheet Date not reflected in the 2006 Cedars Balance Sheet, whether known or unknown by the Sellers; all claims, actions, demands, losses, costs, expenses and liabilities resulting from any litigation involving the Companies which arose prior to the date of Closing whether or not disclosed to the Purchaser; all claims, actions, demands, losses, costs, expenses, liabilities and penalties resulting from (i) the Companies’ failure to own, possess and have good title; or (ii) any claim or action with respect to the matters described in clauses (i) or (ii); all claims, actions, demands, losses, costs, expenses, liabilities or penalties resulting from the Companies’ failure to perform any obligation required by them to be performed at or prior to the date hereof or at or prior to the Closing Date, or by reason of any default of the Companies, at the date hereof or at the Closing Date, under any of the contracts, agreements, leases, documents or other commitments to which they are parties or otherwise bound or affected; and all losses, costs and expenses (including without limitation all fees and disbursement of counsel) relating to damages. The Sellers shall reimburse the Purchaser on demand for all payments made by the Purchaser at any time after Closing, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions, in respect of any damages to which the foregoing indemnity relates.

The Purchaser agrees to give the Sellers prompt written notice of any litigation threatened or instituted against the Companies which might constitute the basis of a claim for indemnity by the Purchaser against the Sellers.

12. Records of the Companies. For a period of five years following the Closing Date, the books of account and records of the Companies pertaining to all periods prior to the Closing Date shall be available for inspection by the Sellers for use in connection with tax audits.

13. Miscellaneous.

a. Expenses. All of the parties shall bear all expenses incurred by them in connection with this Agreement and in the consummation of the transactions contemplated hereby and preparation thereof.

b. Amendment and Waiver. This Agreement may be amended or modified at any time and in all respects by an instrument in writing executed by the Purchaser and the Sellers.

c. Non Assignability and No Third Party Beneficiaries. Neither this Agreement nor any right created by it shall be assignable by either the Sellers (or their successors in interest) or the Purchaser without the prior written consent of the other, except for an assignment incident to a merger, consolidation or reorganization of either party. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement.

d. Notices. Any notices, communication, request, reply or advice (hereinafter severally and collectively called “Notice”) provided for or permitted to be given by this Agreement, made, or accepted by either party to the other must be in writing and may be given or be served by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested or by delivering the same in person to such party. Notice deposited in the mail in the manner hereinabove described shall be effective only if and when received by the parties to be notified. For purposes of Notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

i. If to Purchaser:

Telzuit Medical Technologies, Inc.

Attn: Warren Stowell

5422 Carrier Drive, Suite 306,

Orlando, Florida 32819

or at such other addresses as the Purchaser may have advised the Sellers in writing; and

ii. If to Sellers:

Todd LaVelle

Mike Evertsen

2197 Canton Road, Suite 107

Marietta, Georgia 30066

or at such other address as the Sellers may have advised the Purchaser in writing.

e. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

f. Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

g. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Purchaser and the Sellers, their heirs, executors, administrators, successors and assigns.

h. Integrated Agreement. This Agreement constitutes the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided for.

i. Choice of Law. It is the intention of the parties that the laws of the State of Florida should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Venue for any legal action which may be brought thereunder shall be deemed to lie in Orange County, Florida.

j. Attorney Fees. In the event of a default or dispute in any of the provisions hereunder which are required to be resolved through arbitration or litigation, the prevailing party with respect to each such issue, in addition to all other remedies, shall be entitled to reasonable attorney fees, expenses and costs incurred in forcing said Agreement.

k. Entire Agreement. The foregoing constitutes the entire agreement and understanding of the parties on the subject hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Witnesses:	Purchaser:

Telzuit Medical Technologies, Inc.

By:

Name:

Its:

Sellers:

Todd LaVelle

Mike Evertsen